Exhibit 99.1

For Immediate Release NR 15-08XX

Press Release	Media Contact: Ed Mayer Vice President, Corporate Communications 732.564.3380 Ed.Mayer@aecom.com	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com

AECOM names W. Troy Rudd as new chief financial officer

LOS ANGELES (Sept. 8, 2015) — AECOM (NYSE:ACM), a premier, fully integrated global infrastructure firm, today announced the appointment of W. Troy Rudd as executive vice president and chief financial officer, effective Oct. 5.

Rudd, a senior vice president concurrently serving as treasurer; chief operating officer, Design Consulting Services (DCS) Americas; and chief financial officer, DCS Global, assumes the CFO role held by AECOM President Stephen M. Kadenacy, who has served as CFO since 2011. As president, Kadenacy will take on a broader operational responsibility across the organization, while continuing to be responsible for a wide range of critical corporate functions.

Holding a series of financial leadership roles since joining AECOM in 2009, including responsibility for AECOM’s treasury, corporate controllership and financial reporting, risk and controls, tax and shared services functions, Rudd has been instrumental in advancing AECOM’s growth initiatives. He drove efforts to raise capital to fund the AECOM/URS transaction, and was a key member of the team that led the largest integration component involving the DCS Americas group.

Prior to joining AECOM, Rudd was a partner for 10 years with KPMG, where he held leadership roles and served many of the firm’s most-valued clients.

Keenan Driscoll, corporate vice president and assistant treasurer, will assume the role of treasurer. A senior finance leader with broad corporate finance and capital markets experience, Driscoll has been with AECOM since 2010.

“I’m pleased to welcome Troy and Keenan into these new roles and I’m confident they will extend the strong financial leadership Steve advanced during a period in which our company doubled in size,’’ said AECOM Chairman and Chief Executive Officer Michael S. Burke. “We are fortunate to have a depth of talent in our finance organization that allows Steve to take on more operational responsibility.’’

About AECOM
AECOM is a premier, fully integrated professional and technical services firm positioned to design, build, finance and operate infrastructure assets around the world for public- and private-sector clients. The firm’s global staff — including architects, engineers, designers, planners, scientists and management and construction services professionals — serves clients in over 150 countries around the world. AECOM is ranked as the #1 engineering design firm by revenue in Engineering News-Record magazine’s annual industry rankings, and has been recognized by Fortune magazine as a World’s Most Admired Company. The firm is a leader in all of the key markets that it serves, including transportation, facilities, environmental, energy, oil and gas, water, high-rise buildings and government. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering customized and creative solutions that meet the needs of clients’ projects. A Fortune 500 firm, AECOM companies, including URS Corporation and Hunt Construction Group, had revenue of approximately $19 billion during the 12 months ended June 30, 2015. More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements relating to our future leadership.  Actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2015, and our other reports filed with the U.S. Securities and Exchange Commission. AECOM does not intend, and undertakes no obligation, to update any forward-looking statements.

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